UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
October 29, 2013

NorthStar Healthcare Income, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 333-170802	No. 27-3663988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Kansas City Assisted Living Portfolio

On October 29, 2013, NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”), through its operating partnership, completed the acquisition of a 70-unit assisted living and memory care facility located in Leawood, Kansas (“Grace Gardens”), and a 48-unit assisted living and memory care facility located in Spring Hill, Kansas (“Blackhawk Commons,” and together with Grace Gardens, the “KC ALF Portfolio”) for an aggregate total cost of $15.6 million.

Grace Gardens and Blackhawk Commons were constructed in 2002 and 2006, respectively, and each facility is 100% leased to an affiliate of Advantage Health Group pursuant to a ten year, cross-defaulted, triple-net lease, whereby the tenant is responsible for substantially all of the operating expenses at each property. Each lease contains two five-year extension options and annual rent escalations equal to the greater of (i) the percentage increase in the consumer price index and (ii) 2.5%. The KC ALF Portfolio consists of two buildings totaling 76,303 square feet, and as of November 1, 2013 resident occupancy was 96%.

The KC ALF Portfolio was originally acquired by an affiliate of NorthStar Realty Finance Corp., NorthStar Healthcare’s Sponsor (the “Sponsor”), and in accordance with NorthStar Healthcare’s conflict of interest policy, the Sponsor identified the KC ALF Portfolio as a suitable investment for NorthStar Healthcare and closed on the purchase with the intention of providing NorthStar Healthcare with the opportunity to acquire the KC ALF Portfolio, at the Sponsor’s cost, at a later date. The aggregate total cost of the KC ALF Portfolio paid by NorthStar Healthcare was equal to the Sponsor’s cost in the KC ALF Portfolio, including all costs and expenses. The transaction was approved by NorthStar Healthcare’s board of directors, including all of the independent directors, and the total cost was funded with proceeds from NorthStar Healthcare’s initial public offering.

In connection with its acquisition of the ALF Portfolio, NorthStar Healthcare entered into Membership Interest Purchase and Sale Agreements, dated as of October 29, 2013, with NorthStar Realty Healthcare, LLC, an affiliate of the Sponsor, for the purchase of 100% of the membership interests in NRFC Blackhawk Holdings, LLC and NRFC Grace Gardens, LLC, the entities that own the ALF Portfolio.

Clinton Memory Care Facility

On October 31, 2013, NorthStar Healthcare, through its operating partnership, completed the acquisition of a 48-unit memory care facility located in Clinton, Connecticut (the “Clinton Facility”) for a total cost of $11.0 million.

The Clinton Facility was constructed in 2002 and renovated to a 100% memory care facility in 2008. The Clinton Facility is 100% leased to an affiliate of Peregrine Health Management Company (“Peregrine”) pursuant to a ten year, triple-net lease, whereby the tenant is responsible for substantially all of the operating expenses at the property. The lease, which is cross-defaulted with the lease for the Athenaeum Facility, described below in Item 8.01, contains two five-year extension options and includes annual rent escalations equal to the greater of (i) the percentage increase in the consumer price index and (ii) 2.5%. The Clinton Facility contains 25,332 square feet, and as of November 1, 2013 resident occupancy was 98%.

The Clinton Facility was originally acquired by an affiliate of the Sponsor, and in accordance with NorthStar Healthcare’s conflict of interest policy, the Sponsor identified the Clinton Facility as a suitable investment for NorthStar Healthcare and closed on the purchase with the intention of providing NorthStar Healthcare with the opportunity to acquire the Clinton Facility, at the Sponsor’s cost, at a later date. The total cost of the Clinton Facility paid by NorthStar Healthcare was equal to the Sponsor’s cost in the Clinton Facility, including all costs and

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expenses. The transaction was approved by NorthStar Healthcare’s board of directors, including all of the independent directors, and the total cost was funded through a combination of proceeds from NorthStar Healthcare’s initial public offering and the assumption of a $7.82 million of existing mortgage debt on the Clinton Facility, which was originated by an unaffiliated third-party lender (the “Senior Loan”).

The Senior Loan, which is guaranteed by affiliates of Peregrine, bears interest at a floating rate of 2.75% over the one-month London Interbank Offered Rate and matures on June 1, 2018. Monthly payments include interest and principal amounts based on a 25-year amortization schedule. In addition to standard representations, warranties and covenants contained in transactions of this type, under the terms of the Senior Loan the Clinton Facility must maintain (i) average occupancy, determined on a quarterly basis and as further defined in the loan agreement, equal to 87.5% and (ii) a minimum debt service coverage ratio, as defined in the loan agreement, equal to 1.25x.

In connection with its acquisition of the Clinton Facility, NorthStar Healthcare entered into a Membership Interest Purchase and Sale Agreement, dated as of October 31, 2013, with NorthStar Realty Healthcare, LLC, an affiliate of the Sponsor, for the purchase of 100% of the membership interests in NRFC Clinton Holdings, LLC, the entity that owns the Clinton Facility.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

Athenaeum Assisted Living Facility

On October 31, 2013, NorthStar Healthcare, through a subsidiary of its operating partnership, completed the acquisition of a 14-unit, 16-bed assisted living facility located in Skaneateles, New York (the “Athenaeum Facility”) for a total cost of $3.1 million. In connection with its acquisition of the Athenaeum Facility, NorthStar Healthcare entered into a Purchase and Sale Agreement, dated October 31, 2013, with an affiliate of Peregrine, the seller.

The Athenaeum Facility was originally constructed in 1863 and renovated most recently in 2008. The Athenaeum Facility is 100% leased to an affiliate of Peregrine pursuant to a ten year, triple-net lease, whereby the tenant is responsible for substantially all of the operating expenses at the property. The lease, which is cross-defaulted with the Clinton Facility lease, contains two five-year extension options and includes annual rent escalations equal to the greater of (i) the percentage increase in the consumer price index and (ii) 2.5%. The Athenaeum Facility contains 13,233 square feet, and as of November 1, 2013 resident occupancy at the Athenaeum Facility was 81%.

Safe Harbor Statement

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “will” or other similar words or expressions. These statements are based on NorthStar Healthcare’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar Healthcare can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from NorthStar Healthcare’s expectations include, but are not limited to, the ability of our property operators to successfully manage our properties, the ability to satisfy the minimum average occupancy and minimum debt

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service coverage ratio tests contained in the Clinton Facility loan agreement, the impact of any losses on cash flows and returns, market rental rates and property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, the ability to maintain a qualified diversified portfolio, the impact of local economics, the ability to successfully implement an exit strategy, availability of investment opportunities, availability of capital, the ability to achieve its targeted returns, generally accepted accounting principles, policies and rules applicable to REITs and the factors described in Item 1A of NorthStar Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 under the heading “Risk Factors.” The foregoing list of factors is not exhaustive. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to NorthStar Healthcare on the date of this report and NorthStar Healthcare is under no duty to update any of the forward-looking statements after the date of this report to conform these statements to actual results.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Healthcare Income, Inc.

Date: November 4, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
Executive Vice President, General Counsel and Secretary

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